Exhibit 99.1

UTSTARCOM ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

Company Makes Significant Progress on Restructuring Positive Cash Flow from Operations - $44 Million

ALAMEDA, Calif., August 2, 2005 – UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based end-to-end networking solutions and services, today reported financial results for the second quarter of 2005 ended on June 30, 2005.

Net sales for the second quarter of 2005 were $723.0 million, an increase of five percent over net sales of $689.6 million reported in the second quarter of 2004.  The Personal Communications Division contributed $342.3 million of sales in the second quarter.

Second quarter consolidated gross profit margin was 15.1 percent of sales, which was negatively impacted by an inventory write-down of approximately $5.5 million, associated with the Company’s restructuring plan. This compares to gross profit margin of 25.6 percent for the second quarter of 2004.  Gross profit margin excluding the Personal Communications Division was 24.5 percent of sales. Gross profit margin for the Personal Communications Division business was 4.7 percent of sales.

GAAP net income for the second quarter of 2005 was a loss of $74.7 million, or ($0.65) diluted earnings per share, which includes charges of approximately $20.7 million, or ($0.16) per share, associated with the restructuring plan, $13.5 million, or ($0.12) per share, associated with the non-cash tax charge taken in the quarter and a gain of approximately $11.1 million, or $0.08 per share on the extinguishment of debt resulting from the exchange of cash and common stock for the Company’s 7/8% convertible subordinated notes during the quarter. This compares to net income of $43.9 million, or $0.33 diluted earnings per share, in the second quarter of 2004.

“This was a constructive quarter for UTStarcom. Our primary focus was on the restructuring plan that we announced in early May.  The plan is designed to realign our cost structure with the changing dynamics of our key markets in

order to bring the Company back to consistent and sustainable levels of profitability.   I believe that we have made significant progress in our restructuring initiatives and expect to complete the implementation of the plan in the third quarter of 2005,” said Hong Lu, president and chief executive officer of UTStarcom, Inc.  “In addition, the Company is committed to continually reviewing and adjusting its cost structure to optimize operating efficiency and financial profitability.”

“We also continued to make strides in the diversification of our global customer base with wins announced in Latin America, India and Japan during the quarter,” Lu continued.

“We also made improvements to our balance sheet during the quarter,” added Mike Sophie, chief operating officer and interim chief financial officer for UTStarcom.  “We generated approximately $44 million in cash flows from operations, brought down our short-term debt by approximately $10 million and long-term debt by approximately $38 million.”

Key Highlights for Q2 2005

Financial

•                                          Q2 revenues of $723 million, an increase of five percent over Q2 2004

•                                          Q2 backlog of approximately $915M at the end of the quarter

•              Signed more than $250 million in PAS contracts in China in Q2

•              Positive cash flows from operations of approximately $44 million

Key Customer Wins

•              Japan Telecom – iAN-8000, NetRing multiservice optical access node

•              COTEL (Bolivia) – AN-2000 IP DSLAM

•                                          TELUS Mobility (Canada) – Audiovox 6600 Pocket PC, UTStarcom 860 handset

•              Cingular Wireless (U.S.) – Audiovox SMT 5600

•              BSNL (India) – NetRing multiservice optical access node

Restructuring Plan Updates

In light of changing market conditions, the Company announced a restructuring plan on its first quarter earnings conference call designed to realign its cost structure.

Specific actions to-date include the following:

•                  The Company has reduced its headcount by approximately 960 employees.

•                  The Company made cuts that will reduce its quarterly operating expenses by approximately $24 million, beginning in the third quarter of 2005.  The Company continues to expect that, by the completion of the restructuring plan, it will achieve an aggregate quarterly operating expense reduction of approximately $40 million.

•                  The Company also achieved working capital reductions of approximately $82 million during the quarter.  The Company continues to expect that, by the completion of the restructuring plan, it will achieve working capital reductions of approximately $200 million.

•                  The Company took a charge of approximately $20.7 million associated with restructuring in the second quarter and expects to take a charge of approximately $5-10 million in the third quarter.

•                  The Company believes it will fulfill the objectives of the restructuring plan by the end of the third quarter.

Consolidated Third Quarter 2005 Guidance

Total Revenues:	Approximately $660-680 million
Gross Profit Margins:	Total Company: 15-18%
Not Including PCD: 30-32%
Restructuring Charges:	Approximately $5-$10 million
GAAP EPS:	Loss of Approximately ($0.35-$0.40), inclusive of restructuring charges

Conference Call

The Company will conduct a conference call, which is open to the public, to discuss these results. The call will take place at 1:30 p.m. (PDT). The conference call dial-in numbers are as follows: United States — 888-398-3046; International — 706-634-2492.

A replay of the call will be available from approximately 5:30 p.m. (PDT) on August 2, 2005 to 11:59 p.m. (PDT) on August 9, 2005. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 7733344.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s Web site at: www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register and to download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in the United States, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

This release contains forward-looking statements, including without limitation the foregoing statements regarding the diversification of the Company’s global customer base, anticipated product developments and releases, the anticipated timing and effectiveness of the Company’s restructuring plan, including the effectiveness of the re-alignment of the Company’s cost structure and the anticipated effect on the Company’s profitability, the anticipated timing and scope of the Company’s reduction in headcount, the anticipated timing and amount of reductions in operating expenses and working capital and the anticipated timing and amount of the one-time charge related to the restructuring plan and the guidance given for anticipated total revenues, gross margins, restructuring charges and earnings per share for the third quarter of 2005.  These statements are forward-looking in nature and are subject to risks and uncertainties that may cause actual results to differ materially.  These risks include rapidly changing technology, the changing nature of global telecommunications markets, both in China and globally, the termination of significant contracts, the direction and results of future research and development efforts, evolving product and applications standards, reductions or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of the Company’s products, general adverse economic conditions and trends and uncertainties such as changes in government regulation and licensing requirements, both in China and globally.  The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contact

Chesha Kamieniecki

Director of Investor Relations

UTStarcom, Inc.

(510) 749-1560

Press Contact

Stephanie Gallagher

Engage PR

(510) 388-3287

stephanie@engagepr.com

UTSTARCOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$350,324	$562,532
Short-term investments	31,402	136,283
Accounts receivables, net of allowances for doubtful accounts of $82,221 and $49,438 at June 30, 2005 and December 31, 2004, respectively	759,400	719,625
Accounts receivables, related parties, net of allowances for doubtful accounts of $94 and $1,769 at June 30, 2005 and December 31, 2004, respectively	91,887	86,988
Notes receivable	30,815	26,982
Inventories	535,780	590,832
Deferred costs/Inventories at customer sites under contracts	214,645	198,155
Prepaids	66,394	112,525
Restricted cash and short-term investments	32,607	33,347
Current deferred income taxes	42,868	143,123
Other current assets	33,297	42,058
Total current assets	2,189,419	2,652,450
Property, plant and equipment, net	273,027	268,759
Long-term investments	37,099	35,590
Goodwill	196,037	180,627
Intangible assets, net	89,100	98,211
Other long-term assets	71,784	80,368
Total assets	$2,856,466	$3,316,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$431,361	$407,536
Short-term debt	265,236	351,183
Income taxes payable	1,814	143,778
Customer advances	103,262	323,938
Deferred revenue	88,784	66,941
Other current liabilities	250,988	241,577
Total current liabilities	1,141,445	1,534,953

Long-term debt	364,800	410,655
Total liabilities	1,506,245	1,945,608

Commitments and contingencies
Minority interest in consolidated subsidiaries	5,290	5,025
Stockholders’ equity:
Common stock: $0.00125 par value; authorized: 750,000,000 shares; issued and outstanding: 116,480,951 and 114,486,632 at June 30, 2005 and December 31, 2004, respectively	146	144
Additional paid-in capital	1,138,374	1,123,065
Deferred stock compensation	(4,584)	(6,102)
Retained earnings	206,745	243,452
Accumulated other comprehensive income	4,250	4,813
Total stockholders’ equity	1,344,931	1,365,372
Total liabilities, minority interest and stockholders’ equity	$2,856,466	$3,316,005

UTSTARCOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Net sales
Unrelated parties	$692,315	$668,552	$1,298,475	$1,279,282
Related parties	30,646	21,076	326,281	32,637
	722,961	689,628	1,624,756	1,311,919
Cost of sales
Unrelated parties	596,785	505,247	1,134,423	946,772
Related parties	16,729	8,111	142,697	12,842
Gross profit	109,447	176,270	347,636	352,305
Operating expenses:
Selling, general and administrative	102,808	67,830	211,018	134,773
Research and development	65,621	52,592	132,281	98,250
In-process research and development	660	1,400	660	1,400
Amortization of intangible assets	6,776	3,334	13,748	6,307
Restructuring	15,127	—	15,127	—
Total operating expenses	190,992	125,156	372,834	240,730

Operating income (loss)	(81,545)	51,114	(25,198)	111,575

Interest income	1,452	1,838	2,801	3,191
Interest expense	(4,711)	(1,139)	(8,989)	(2,221)
Other income (expense), net	8,867	4,263	2,020	13,048

Income (loss) before income taxes and minority interest	(75,937)	56,076	(29,366)	125,593

Income tax (expense) benefit	1,485	(10,975)	(6,399)	(24,679)
Minority interest in (earnings) loss of consolidated subsidiaries	313	(37)	91	(87)
Equity in (loss) of affiliated companies	(574)	(1,201)	(1,033)	(2,198)
Net income (loss)	$(74,713)	$43,863	$(36,707)	$98,629
Basic earnings (loss) per share	$(0.65)	$0.39	$(0.32)	$0.86
Diluted earnings (loss) per share	$(0.65)	$0.33	$(0.32)	$0.73
Weighted average shares used in per-share calculation:
- Basic	114,880	113,773	114,702	114,193
- Diluted	114,880	136,095	114,702	137,709

Supplemental Non-GAAP Disclosure of Special Item Calculations:

Restructuring expenses:
Included within cost of sales	$5,543	$—	$5,543	$—
Included within operating expenses	15,127	—	15,127	—
Total restructuring expenses:	$20,670	$—	$20,670	$—

Gain on debt extinguishment:
Included within other income (expense), net	$11,094	$—	$11,094	$—
Total gain on debt extinguishment:	$11,094	$—	$11,094	$—

Non-cash tax charge:
Included within income tax expense (benefit)	$13,549	$—	$13,549	$—
Total non-cash tax charge:	$13,549	$—	$13,549	$—

Tax rate used for before tax special items:
Restructuring expenses at effective tax rate	8.8%	—	8.8%	—
Gain on debt extinguishment at actual rate	13.9%	—	13.9%	—

After tax (gain) loss from special items:
Restructuring expenses	$18,851	$—	$18,851	$—
Gain on debt extinguishment	(9,552)	—	(9,552)	—
Non-cash tax charges	13,549	—	13,549	—
Total after tax loss from special items:	$22,848	$—	$22,848	$—

Per share (gain) loss of special items:
Restructuring expenses	$0.16	—	$0.16	—
Gain on debt extinguishment	$(0.08)	—	$(0.08)	—
Non-cash tax charges	$0.12	—	$0.12	—
Total per share loss from special items	$0.20	$—	$0.20	$—

Shares used for per share disclsoure of special items:
Basic shares	114,880	—	114,702	—
Diluted shares	114,880	—	114,702	—

UTSTARCOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six months ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(36,707)	$98,629
Adjustment to reconcile net income to net cash used in operating activities:
Depreciation and amortization	51,411	33,988
Net loss on sale of assets	3,684	66
Net loss on asset impairment	6,739	—
In-process research and development costs	660	1,400
Amortization of debt issuance costs	1,166	1,166
Warrants adjustment to fair value	—	32
Net (gain) loss on long-term investments	—	469
Stock compensation expense	1,153	245
Provision for doubtful accounts	33,609	9,485
Inventory provision	28,241	15,853
Equity in loss of affiliated companies	1,033	2,198
Deferred income taxes	97,466	(4,546)
Minority interest in earnings of consolidated subsidiary	(91)	87
Gain on extinguishment of debt	(11,094)	—
Changes in operating assets and liabilities:
Accounts receivable	(78,538)	(179,074)
Inventories	41,929	(192,985)
Deferred costs/Inventories at customer sites under contracts	(26,927)	223,337
Other current and non-current assets	58,531	2,112
Accounts payable	24,830	136,856
Income taxes payable	(142,053)	14,867
Customer advances	(226,307)	(309,772)
Deferred revenue	21,871	4,493
Other current liabilities and non-current liabilitites	10,033	22,549
Net cash used in operating activities	(139,361)	(118,545)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(46,325)	(62,466)
Investment in affiliates	(2,550)	(1,000)
Purchase of businesses, net of cash acquired	(23,806)	(44,711)
Proceeds from disposal of property	663	—
Purchase of technology licenses	(750)	(3,540)
Change in restricted cash	2,708	(8,677)
Purchase of short-term investments	(123,768)	(132,654)
Proceeds from sale of short-term investments	228,649	97,369
Net cash (used in) provided by investing activities	34,821	(155,679)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock, net of expenses	4,223	17,672
Net proceeds from borrowing	278,381	—
Repayments of borrowings	(373,081)	—
Early extinguishment of debt	(15,781)	—
Capital contributions from (distributions to) minority interests	356	—
Repurchase of stock	—	(107,567)
Proceeds from equity offering	—	474,554
NET CASH PROVIDED BY FINANCING ACTIVITIES	(105,902)	384,659
Effect of exchange rate changes on cash	(1,766)	358
Net increase in cash and cash equivalents	(212,208)	110,793
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	562,532	377,747
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$350,324	$488,540